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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-38867 and 333-53557 on Form S-8 of Renaissance Learning, Inc. of our reports dated January 17, 2003 (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Form 10-K of Renaissance Learning, Inc. for the year ended December 31, 2002.

                                 /s/ Deloitte & Touche LLP

                                 DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin,
March 5, 2003